Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of National Oilwell Varco, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Clay C. Williams, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The certification is given to the knowledge of the undersigned.

By:	/s/ Clay C. Williams
Name: Clay C. Williams
Title: Senior Vice President and Chief Financial Officer
Date: November 5, 2007
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to National Oilwell Varco, Inc. and will be retained by National Oilwell Varco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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